Exhibit 10.8

ISO MASTER AGREEMENT - PROPERTY/CASUALTY INSURER

January 2005 Edition

Agreement made this 1 day of NOVEMBER, 2007 between Insurance Services Office, Inc., with offices at 545 Washington Boulevard, Jersey City, New Jersey 07310-1686 on behalf of itself, its subsidiaries and affiliates (“ISO”®) and “ HOMEOWNER’S CHOICE INC. having offices at 145 NW CENTRAL PARK PLAZA #115 PORT ST. LUCIE FL 34986 and all its affiliates and subsidiaries that provide property/casually insurance, unless excluded on an attached Schedule A (collectively referred to herein as “Licensee”).

In consideration of the mutual covenant contained herein, the parties agree as follows:

1.          DEFINITIONS:

a.           “Agreement” means this agreement and all Exhibits, Annex(es) and Supplement(s).

b.          “Confidential Information” means any non-public information of either party including but not limited to, agenda and minutes of ISO panels.

c.          “Product” or “Products” means any and all works, materials, and data, distributed by ISO or by a third party licensor of ISO, in any form, format or media (including but not limited to paper, electronic media and all forms of electronic delivery) including but not limited to manuals, forms and endorsements, circulars, actuarial studies, loss costs, statistical plans, database outputs, data compilations and software, and their derivatives that are proprietary to and/or copyrighted or copyrightable by ISO or proprietary to and/or copyrighted or copyrightable by a third party licensor of ISO and lawfully licensed to ISO for distribution by ISO and are applicable to the services and jurisdictions for the lines of insurance or subdivisions thereof, as indicated in the Supplements.

d.          “Supplements” means the Participation Supplement for each line of insurance (the “Participation Supplements”) and all Product Supplements attached to this Agreement and incorporated by reference herein,

e.          “Territory” The states, jurisdictions or territories of the United States of America, as licensed herein.

2.          PARTICIPATION:

a.          To the extent indicated by Licensee on any Participation Supplement, Licensee agrees to participate with ISO as defined in ISO’s Certificate of Incorporation and By-laws and as set out in the Participation Supplements. Licensee agrees to abide by any rules or procedures duly adopted by the Board of Directors of ISO as they apply to ISO participation and this Agreement, Licensee will be promptlv notified of and provided with any modifications or updates to said rules or procedures. Licensee acknowledges that it is not required to license or use any Product filed or issued by ISO, except as may he required by law or regulation, and Licensee shall not state or in any way suggest or represent to any entity that it is or has been required to do so.

b.          By selecting participation for Statistical Agent Service in the Participation Supplement, Licensee agrees to report its statistical data to ISO in accordance with ISO’s applicable statistical plans, calls far statistics and related requirements. Licensee agrees that ISO has the right to use said data in developing loss costs and other products, provided that such use does not reveal Licensee’s individual information.

3.          LICENSE:

Provided that Licensee:

a.          has completed the appropriate Participation Supplement(s) and/or all applicable Product Supplement(s); and

b.          continues to abide by the terms of this Agreement and the Supplements for the services. Territory and lines of insurance, or subdivisions thereof, pertaining to the Products licensed hereunder;

ISO greats to Licensee a non-exclusive, non-transferable license to use in the Territory the Products which are obtained directly from ISO, or from a third party licensed by ISO to distribute than to Licensee, solely for Licensee’s property/casualty insurance or reinsurance business. Licensee may copy or reproduce the Product(s) at its premises as permitted in Section 6 below, but may not use a third party to do so unless that third party is licensed by ISO to supply the Product(s) and Licensee has confirmed with ISO that the third party is, in fact, licensed to do so. Except as may be permitted under Sections 5. and 6. of this Agreement or under any Supplement to this Agreement, Licensee agrees to restrict access to all Products only to those employees of Licensee who have a need to use them solely for purposes of Licensee’s property/casualty insurance or reinsurance business (“authorized employees”). Access to some Products may be limited to certain employees or other authorized users as identified on the Product Supplement. Except as may be specifically permitted herein, neither Licensee, nor its employees, nor any users authorized by the Supplements, shall sell, transfer, distribute, publish, disclose, display or otherwise make the Product(s) or any of the information therein available, in whole or in part, to any other person or entity, without the express written consent of ISO.

For the sole purpose of verifying Licensee’s compliance with this Agreement, ISO may require, on at least ten (10) days prior notice, an examination and copying of any and all books of account, records, documents and other materials under the control of the Licensee, and other related entities, which contain records of Licensee’s use of the Products in accordance with this Agreement. All such documents shall be kept available by Licensee for at least three (3) years after the period to which, they relate. ISO may exercise this right once in any twelve (12) month period. The audit will be conducted by ISO or its authorized representatives.

In the event Licensee fails to satisfy any of the conditions specified above, ISO may immediately cease providing Products to Licensee and may terminate access to the Products and thereafter notify Licensee of same.

4.          TERM AND TERMINATION:

This Agreement is effective on the date specified above and shall remain in force until terminated.

a.          ISO may terminate this Agreement and/or any Supplement(s) as follows:

(1) if Licensee materially violates any term or condition of this Agreement or any Supplement(s) and fails to cure said violation within thirty (30) days following receipt of notice thereof from ISO. In such event, ISO may cease providing the Product(s) to Licensee unless and until Licensee cures said breach; or

(2) if Licensee defaults in the payment of any fee(s) due under this license with ten (10) days prior notice ; or

(3) if ISO makes a business decision to discontinue any Product(s) and/or the maintenance and support of any Product(s) licensed hereunder, provided, however, that ISO shall provide Licensee with at least ninety (90) days notice of any such discontinuance, and Licensee may continue to use the discontinued Product subject to the provisions of section 4. e. below; or

(4) if ISO makes a business decision to discontinue participation for any line of insurance, or subdivision thereof, Territory or service, provided, however, that ISO shall provide Licensee with at least one hundred eighty (180) days notice of any such discontinuance; or

(5) upon the effective date of legislation, regulation or judicial ruling or decision requiring ISO to discontinue participation for any line of insurance, or subdivision thereof, Territory or service, or discontinue providing any Product(s); or

(6) immediately if Licensee (i) terminates or suspends its business; (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state law; or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority; or

(7) for any other reason, upon one hundred eighty (180) days written notice to Licensee.

b.          Licensee may terminate any Participation Supplement, or portion thereof, effective at the end of a calendar quarter by providing ISO with sixty (60) days written notice prior to end of the quarter,.

c.          Licensee may terminate this agreement and any Product Supplement, or portion thereof:

(1) if ISO terminates or suspends its business; or

(2) if ISO becomes subject to any bankruptcy or insolvency proceeding under federal or state law; or

(3) if ISO becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority; or

(4) for any other reason, upon one hundred eighty (180) days written notice to ISO.

d.          In the event of termination including expiration of this Agreement or any Supplements, ISO shall have the right to cease providing Products to Licensee and terminate Licensee’s access to Product(s), and Licensee shall immediately discontinue use of the Products, and at ISO’s option:

(1) return to ISO all applicable Products provided, including all manuals, associated documentation and any copies thereof; or

(2) destroy the applicable Products, including all manuals, associated documentation and any copies thereof; and

(3) certify in writing signed by an officer of Licensee that they have been so returned or destroyed.

e.          ISO may, in certain circumstances and at its sole discretion, decide to permit Licensee to continue to use a Product during a transition period (specified below) after the termination of this Agreement in its entirety or a termination of that portion of this Agreement applicable to that Product. If Licensee requests such permission, and ISO agrees, then Licensee must:

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(1) execute an ISO Transitional License; and

(2) pay all Transition License fees.

Licensee acknowledges and understands that during the transition period, which shall not exceed three (3) years, Licensee shall not be licensed to use any update to any terminated Product(s) nor shall Licensee receive any maintenance or other services related to the terminated Product(s). If Licensee executes a Transitional License, and pays the appropriate fees, Licensee shall not be required to return or destroy the Product(s), as required under section 4.d., until the expiration or termination of the Transition License.

f.          Termination under this Section 4. shall not relieve Licensee of its obligations to ISO regarding participation for the period during which such participation existed or regarding property or copyright as specified in Sections 2., 9. and 10. In the event of termination as a result of Licensee’s breach of its obligations under this Agreement, Licensee shall continue to be obligated for any payments due up to the effective date of termination.

g.          If the license to use any Product provided to Licensee electronically is terminated by ISO under Section 4.d.(l) or (2) or is terminated by Licensee, Licensee will be liable and charged for payment of all applicable termination charges related thereto.

h.          Termination of this Agreement and/or any Supplement(s) shall be in addition to and not in lieu of any other remedies available to ISO.

5.          RESTRICTION AGAINST TRANSFER OF CONFIDENTIAL INFORMATION: Licensee shall not disclose or release any ISO Confidential Information which is disclosed to Licensee either (i) in a writing or other tangible form or (ii) orally, to any third party except with ISO’s prior written consent, unless compelled to do so by legal process. In such case, Licensee shall give ISO reasonable and sufficient notice to allow ISO to take action to protect its confidential information and trade secrets. Licensee shall treat ISO Confidential Information in the same manner and with the same protections and safeguards as Licensee protects and safeguards its own confidential information and trade secrets.

a.

ISO agrees that statistical information provided by Licensee shall be considered Licensee’s confidential information’s and ISO shall not release any such information to any third party without Licensee’s prior written consent, except to appropriate insurance regulators as part of provision of statistical services (if such services are requested by Licensee), unless compelled to do so by legal process.

b.

ISO and Licensee acknowledge that much, if not all, of the material and information which has or will come into their possession from the other party pursuant to this Agreement consists of confidential and proprietary information, nonpublic personal information or software of the disclosing party and its affiliates, agents, Licensees or third parties (“Confidential Information”). The party receiving such Confidential Information agrees to hold it in strictest confidence and agrees not to release or disclose such Confidential Information to any individual or entity, whether employee, subcontractor, or subcontractor employee, except that the receiving party may disclose such information to its employees who are necessarily involved in the performance of the recipient’s obligations hereunder and have agreed in writing to keep the information confidential to protect the disclosing party’s interests,

c.

The party receiving Confidential Information further agrees not to (i) use the Confidential Information for its own benefit or for the benefit of my third parties, other than for the performance of its obligations under this Agreement, and (ii) release or disclose the Confidential Information to any other entity, either during the term or after the termination of this Agreement. In the event of any breach of this confidentiality obligation or of the obligations relative to the rights to products and services pursuant to this Agreement, or any product developed or delivered in providing Services, the party receiving the Confidential Information acknowledges that the disclosing party would have no adequate remedy at law, since the harm caused by such a breach could not be easily measured and compensated far in the form of damages.

d.

The party receiving the Confidential Information shall be solely responsible for maintaining the security of such Confidential Information and for complying with all federal, state, provincial and local laws, regulations, or other requirements including the Gramm-Leach-Billey Act of 1999, 15 U.S.C., Section 6801, as amended from time to time governing the privacy, confidentiality and non-disclosure of such information.

e.

The foregoing obligations shall not apply to any information which: a) is or becomes known publicly through no fault of the receiving party; or b) is acquired of learned by the receiving party from a third party entitled to disclose it; or c) is already known to the receiving party before receipt from the disclosing party as shown by the receiving party’s written records; or d) is independently developed by the receiving party, as shown by the receiving party’s written records; or e) must be disclosed ay operation of law.

f.	The foregoing obligations of each party shall survive the termination or expiration of this agreement.

6.          RESTRICTION, AGAINST COPYING OR REDISTRIBUTING THE PRODUCT(S): Except as otherwise provided in this Agreement, the Product(s) licensed hereunder may not be copied, reproduced, redistributed, sold, filed or used in any manner, without the written permission of ISO or, if the Product or the portion thereof to be copied, distributed or used is proprietary to a third party, the permission of that third party. Licensee must receive ISO’s written permission prior to making a Product(s) available in electronic

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consent to venue in the County of New York with respect to any such action, (b) waive any objection to the jurisdiction and venue in the State and County of New York, and (c) agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.

16.          COUNTERPARTS. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

17.          GENERAL. This Agreement, and the Annexes and Supplement(s), contains the entire agreement of the parties, shall prevail over and supersedes all previous written and oral agreements or terms and conditions of any purchase order, acknowledgement form, or other instrument, or any promotional, marketing, or advertising materials (including without limitation any memorandums of understanding and written proposals) with respect to the subject matter hereof. This Agreement, and the Annexes and Supplements, may be changed or modified only in a writing signed by both parties. If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is, to the extent invalid, deemed to be omitted and the remaining provisions of the Agreement shall continue in full force and effect. The failure or delay of either party to insist upon the performance of any of the terms of this Agreement in any one or more instances will not be construed as a waiver or relinquishment of the future performance of any such term, and the obligation of the parties with respect to any such future performance will continue in full force and effect. This Agreement inures to the benefit of and is binding upon the successors and assigns of ISO and may be assigned by ISO to any of its subsidiaries, affiliates, or related companies. It likewise inures to the benefit of Licensee, but no interest herein shall be transferred or assigned in any manner by Licensee.

This contract is not valid against ISO unless and until executed by the appropriate ISO officer or authorized representative at the appropriate ISO home office.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their authorized representatives as of the day and year first written above.

HOMEOWNERS CHOICE INC		INSURANCE SERVICES OFFICE, INC.
on behalf of itself, its subsidiaries and affiliates (Licensee)		on behalf of itself, its subsidiaries and affiliates (ISO)

Signed:	/s/ Ronald E. Chapman	Signed:	/s/ Neil Spector

Name:	Ronald E. Chapman	Name:	Neil Spector

Title:	COO	Title:	VP-Sales

Date:	11/1/07	Date:	11/26/07

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PRODUCT SUPPLEMENT: ISO Participation PlusSM

This is a Product Supplement to ISO’s Master Agreement, 01/05 edition dated 11/1/07 by and between Homeowners Choice Property and Casualty Insurance Company (“Licensee”} and Insurance Services Office, Inc. on behalf of itself, its subsidiaries and affiliates (all of which are collectively referred to herein as “ISO”).

Description:

☒

Community Mitigation Classification Manual Plus (CMC). — Public Protection Classifications (PPC™) and Building Code Effectiveness Grading Schedule (BCEGS) Classifications through ISOnet including e-mail notification whenever changes are posted on the system, updates in three convenient, downloadable file formats — Microsoft® Word, Adobe® Acrobat (PDF), and HTML and 24/7 access to the latest CMC updates

☒

Electronic Forms on Diskette (EFD™) — Access to an electronic library of simplified active and historical advisory forms and endorsements. Licensee must file any changes it makes to the type size, heading, or content of the forms with the appropriate state regulators. Licensee is permitted to view and print the ISO forms, modify or customize them and integrate them into its policy issuance system.

☐	Engineering & Safety Services (E&S™) — A group of publications and services dealing with safety and risk reduction in industrial and commercial settings, including;

a.	Risk Management Information, which includes:

•	Technical Reports, which provide analysis of specific hazards, processes and business operations, organized into various technical categories; and
•	New Reports, which provide information on emerging Issues

b.	Legislative Information, which includes:

•	Loss Control Laws and Regulations Library, which provides a summary and actual text of regulations effecting insurance loss control operations;
•	Loss Control Legislative Alerts, which cover proposed legislation;
•	Loss Control Compliance Guidelines

c.	Risk Management Infolinks, which includes links to private and government sites.

d.	Professional Development, which includes a variety of training courses.

Delivery is through ISOnet. The Products described in this Supplement and the information licensed hereunder is copyrighted by ISO Services Properties, Inc. and other third-party providers as specified in the ProducL ISO shall not be responsible for any claim that may arise out of the third-party providers’ information included in this Product

☒

Fast Track Reports — Quarterly reports providing a perspective on changes in insurance data over time. You may compare your company’s results with those of the Fast Track reporting companies. This product includes an electronic (PDF file) version of all fast track reports.

☒

FIRSTSM Reports (Forms Information /Report System) — Reports showing the effective dates, expiration dates, and state applicability information for multistate and individual state forms and endorsements.

☒	Inland Marine Handbook — Forms, endorsements, declarations, and policywriting instructions for the 12 classes that make up 80% of commercial inland marine non-filed premium volume.

☐

ISO IntegRaterTM — Advisory loss costs and rating factors published in tables in the Commercial Lines Manual in an electronic database format. Initial information will be provided on CD-ROM with updates available through ISO’s website, A password is required for use of the website. Each sign-on and password may be used only by one authorized individual.

☒	ISOnet Circulars, Manuals and Forms —Electronic delivery of ISO Circulars, Manuals and Forms.

☐

Motor Carrier Digest — A guide to insurance requirements for common, contract, and private carriers of passengers and property. A comprehensive analysis of state and federal regulations related to liability insurance for trucks, buses, taxicabs, public and private livery vehicles, and vehicles for hire without a driver.

☐

Multi-Line Class Table — ISO’s Multi-Line Class Table Database is a fast and efficient electronic system that helps you determine the correct class codes to use in rating and coding commercial lines policies.

☒	Personal Lines Electronic Manual Download — The ability to download ISO personal lines manuals in Microsoft® Word format to modify or load them into Licensee’s own automated systems.

Premium Audit Advisory Service (PAAS™) — A group of publications and services which provide Licensee with audit and underwriting information on Workers’ Compensation, General Liability and Commercial Automobile, including Workers Compensation Classification Guides; General Liability Classification Guides; Rating Information; Bulletins on various subjects through PAAS on ISOnet only. Service does not include consultations or the PAASbase CD, The right to purchase PAAS printed material is not included within this service.

This Product includes information copyrighted by ISO Services Properties, Inc. and information copyrighted by various third parties (such third-party copyrighted material is hereinafter referred to as “Acquired Material”). Access to and use of Acquired Materials are subject to and governed by ISO’s agreements with the copyright owners. Subject to this grant, a Licensee who places its software, files, information, communications or other content on this Product retains any rights Licensee may have in such content Licensee agrees that it shall not, nor shall it permit any registered Licensee employee to, up load, post or otherwise publish in or on the Product any content which (i) violates or infringes upon the rights of any other person or entity; (ii) is or may be perceived by an intended recipient as defamatory, abusive, profane, threatening or abusive; (iii) is or may be perceived by an intended recipient as defamatory, abusive, profane, threatening or abusive; (iii) adversely affects the performance or availability of the Product or any other ISO Product; (iv) contains any virus or other harmful or corrupted data; or (v) without the prior written approval of ISO, contains any advertising promotion or solicitation of goods or services for commercial purposes.

Within thirty (30) days after the effective date of termination of this Agreement, the Licensee shall (i) immediately discontinue use of the Product and return same to ISO, associated documentation and any copies thereof; (ii) delete all copies made or installed on Licensee’s systems and Licensee’s employee’s systems, associated documentation and copies made, and (iii) certify in writing signed by an officer of the Licensee that they have been so returned and destroyed.

The basic fee entitles Licensee to receive the classification information and the bulletins via PAAS on ISOnet only.

☒	Property Claim Service (PCS™) —

A service under which Licensee is entitled to receive information regarding property losses related to events designated as “catastrophes” by ISO, as well as other publications and services, including property claims information via ISOnet. Delivery is through ISOnet and a password is required. Each sign-on and password may be used only by one authorized individual. The material contained in this Product is provided to Licensee solely for its use in its insurance operations, Licensee may not use the information provided through this Product for any other purpose, including as a trigger for the securitization of risk or other uses involving financial instruments

•

Catastrophe Bulletins — This service includes three types of reports: Bulletins, Extensions and Estimates, Bulletins are the first notice of the assignment of a catastrophe serial number to an event. Extensions provide additional material relating to the initial bulletin. Estimates are reports prepared by staff providing preliminary, resurvey and final estimates of property damage on a by-state basis. Estimates include number of claims, average payment end total amount of payments for Personal, Commercial and Automobile losses.

•	Daily Severe Weather Summaries — These reports are daily summaries of severe weather events across the United States that cause significant insured property damage.
•	Tropical Storm/Huricane Advisories — This database, updated on an as-needed basis, includes information on tropical storms and hurricanes from the National Hurricane Center.

☒	State Fifing Forms — A collection of more than 1,200 state filing forms from around the country. Delivery of this product is through ISOnet. Please complete the appropriate supplement.

☒	State Filing Handbook — A standard reference on filing laws, regulations and procedures. Delivery of this product is through ISOnet. Please complete the appropriate supplement.

☐	VINMASTER™ (Physical Damage) — Access to current ISO auto symbols for foreign and domestic private passenger autos, beginning with model year 2000. This Product is available via email delivery only.

☒	ISO Participation Services — Services for the lines of insurance, states and jurisdictions selected on the Participation Supplement

☒

Renewal of this ISO Participation Plus Product Supplement — Licensee requests continuation of all products and services previously chosen for an additional term of 24 months unless otherwise stated in Product Supplement Term below.

Delivery:	ISO electronic delivery platforms. A password is required. Each sign-on and password may be used only by one authorized individual.

Additional Terms and Conditions Applicable to this Product:

a.

Licensee hereby requests the Product(s) described herein and represents that this request is made by its authorized representative. Licensee warrants that it is in compliance with all terms of the Master Agreement between the parties. At Licensee’s expense, Licensee shall provide all Licensee equipment and appropriate interfacing devices for any lines, modems and terminals compatible with the connectivity arrangement(s) selected and to pay for all costs to connect to an ISO-provided connect point or designated node, if necessary.

b.

Except with respect to Engineering and Safety Services, ISO hereby grants consent to Licensee to deliver this product to Licensee’s employees and authorized users via local or wide area networks, intranets, extranets or the internet or similar electronic means pursuant to all other terms, conditions and limitations of the Master Agreement. Upon reasonable notice and at a mutually agreeable time, ISO may periodically audit Licensee’s books and records relevant to the use of this Product to verify the number of authorized users that have access to the Product via any means. Neither Licensee, its employees, any other authorized user of the Product, nor anyone acting by or through Licensee shall sell, transfer, distribute, publish, disclose, display or otherwise make the Products available, in whole or in part, or any of the information therein, to any other person or entity, without the express written consent of ISO. This Product and the information licensed hereunder is copyrighted by ISO Properties, ISO Services Properties or the applicable ISO subsidiary.

c.	This Product Supplement does not apply to Actuarial Services or Stat Agent Service.

d.

Provided ISO’s prior written consent is obtained and for an additional fee, at any time during the Product Supplement Term, if Licensee forms or acquires an affiliated or subsidiary company or otherwise wants to add a pre-existing affiliated or subsidiary company or division, Licensee may distribute this Product to such affiliate or subsidiary company or division as an authorized user under this Product supplement subject to the terms and conditions of this Product Supplement. Licensee agrees to make payment to ISO of all additional fees as invoiced by ISO.

Fee:	$10,409 for 11-1-2007 to 12-31-2007 (plus applicable taxes)

$ 65,268 for 2008 (plus applicable taxes)

$ 68,531 for 2009 (plus applicable taxes)

Product Supplement Term: 11-1-2007 through 12-31-2009

Except as provided herein or modified hereby, all terms, covenants and condition of the Master Agreement remain unchanged. To the extent any provision in this Product Supplement conflicts with any similar provision in the Master Agreement, the terms set forth on this Product Supplement shall control. This Product Supplement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement

This contract is not valid against ISO unless and until executed by the appropriate ISO officer or authorized representative at the appropriate ISO home office.

IN WITNESS WHEREOF, the parties hereto have caused this Product Supplement to be executed by their duly authorized representatives.

Licensee:	Homeowners Choice Property and Casualty Insurance Company	ISO: Insurance Services Office, Inc. on behalf of itself, its subsidiaries and affiliates

Signature:	/s/ Ronald E. Chapman	Signature:	/s/ Neil Speetor

Print Name:	Ronald E. Chapman	Print Name:	Neil Speetor

Title:	COO	Title:	VP-Sales

Date:	11/1/07	Date:	11/26/07

☐Revised

Participation Agreement Supplement

Line of Insurance		Original or Revision or Deletion	
DWELLING PROPERTY	CODE 020		☒ Original Participation for this Line of Insurance ☐ Revised Participation for this Line of Insurance ☐ Deletion of this Line of Insurance
Effective Date	11 (Month) 01 (Day) 07 (Year)	Line Services	Rules ☒ Forms ☒

States		Type of Participation (check 1 per state): Member	Subscriber	Service Purchaser	State Services: Rating Information Services	Filing Authorization: Forms	Rules	Forms	Statistical Agent Service	Actuarial Service
		01	02	03	04	05	06	07	08	09
Alabama	01									☐ This service is available on a countrywide basis only. Check box to participate.
Alaska	54									
Arizona	02									
Arkansas	03									
California	04									
Colorado	05									
Connecticut	06									
Delaware	07									
Dist. of Col.	08									
Florida	09	X			X	X				
Georgia	10									
Hawaii	52									
Idaho	11									
Illinois	12									
Indiana	13									
Iowa	14									
Kansas	15									
Kentucky	16									
Louisiana	17									
Maine	18									
Maryland	19									
Massachusetts	20									
Michigan	21									
Minnesota	22									
Mississippi	23									
Missouri	24									
Montana	25									
Nebraska	26									
Nevada	27									
New Hampshire	28									
New Jersey	29									
New Mexico	30									
New York	31									
North Carolina	32									
North Dakota	33									
Ohio	34									
Oklahoma	35									
Oregon	36									
Pennsylvania	37									
Puerto Rico	58									
Rhode Island	38									
South Carolina	39									
South Dakota	40									
Tennessee	41									
Texas	42									
Utah	43									
Vermont	44									
Virginia	45									
Washington	46									
West Virginia	47									
Wisconsin	48									
Wyoming	49									
Virgin Islands	60									
Guam	61									

Note: In certain states, services may be limited by law.
Rating Information Services correspond to loss/cost and rules services.

Rev. 7/2003

[GRAPHIC APPEARS HERE] INSURANCE SERVICES OFFICE, INC.

PARTICIPATION PLUS MASTER ORDER FORM

A SEPARATE ORDER FORM IS TO BE COMPLETED IF PRODUCTS ARE TO BE DELIVERED TO DIFFERENT COMPANY REPRESENTATIVES

COMPANY NAME Homeowners Choice Property And Casualt Insurance	IRD#

CONTACT PERSON Ron Chapman	EFFECTIVE DATE 11/1/07

ADDRESS 145 NW Central Park Plaza	SALES REP

#115 Port St. Lucie FL 34986	ACCOUNT MANAGER

PHONE 772-204-9394	FAX 772-204-9399	EMAIL rchapman@hcpci.com

PRODUCTS AND SERVICES:

☑	COMMUNITY MITIGATION CLASSIFICATION MANUAL PLUS (provided through ISOnet)

Also include access to CMC Revisions

☑	ELECTRONIC FORMS ON DISKETTE: Please choose one format: Word XP Word 2000 Word 2003,

ISO will automatically match your company’s Personal and Commercial Lines Forms Participation.

☐	ENGINEERING & SAFETY SERVICE
☑	FAST TRACK REPORTS
☑	FIRST REPORTS: ISO will automatically match your company’s Forms Participation.
☑	INLAND MARINE HANDBOOK (provided through ISOnet)
☐	ISO INTEGRATER: ISO will automatically match your company’s Commercial Lines Rating Information Participation. If you add additional lines we will send the Initial CD
☑	ISONET (Manuals, Circulars and Forms): Number of seats
☐	MOTOR CARRIER DIGEST (provided through ISOnet)
☐	MULTI-LINE CLASS TABLE (provided through ISOnet)
☑	PERSONAL LINES ELECTRONIC MANUAL DOWNLOAD (provided through ISOnet)
☐	PREMIUM AUDIT ADVISORY SERVICES—PAASBASE (provided on CD and through ISOnet)
☑	PROPERTY CLAIMS SERVICE (PCS)
☑	STATE FILING FORMS (provided though ISOnet)
☑	STATE FILING HANDBOOK (provided through ISOnet):

Please list the Participating States for which you would like to receive the State Filing Handbook:

FLORIDA

☐	VINMASTER (Physical Damage) E-MAIL DELIVERY (Starting with model year 2000)

ADDITIONAL PARTICIPATION; IF ADDITIONAL SERVICES ARE REQUESTED, A PARTICIPATION SUPPLEMENT MUST BE COMPLETED

The person signing below will be the main contact for all of the products that have been checked.

Authorized Official	/s/ Ronald E. Chapman	11/7/07
	Signature:	Date

Ronald E. Chapman
Name

COO
Title

772-204-9394
Phone Number

Questions:

Ed. 8/28/2007

ISO

Participation Supplement

Line of Insurance		Original or Revision or Deletion	
HOMEOWNERS	CODE 030	☒ Original Participation for this Line of Insurance ☐ Revised Participation for this Line of Insurance ☐ Deletion of this Line of Insurance	
Effective Date	11 / 01 / 07 (Month / Day / Year)	Line Services	Rules ☒ Forms ☒

		Type of Participation (check 1 per state)			State Services			Filing Authorization				
States		Member	Subscriber	Service Purchaser	Loss Costs	Rules	Forms	Rules	Forms	Central Distribution Forms	Statistical Agent Service	Actuarial Service
		01	02	03	04	05	06	07	08	09	10	11
Alabama	01											
Alaska	54											
Arizona	02											
Arkansas	03											
California	04											
Colorado	05											
Connecticut	06											
Delaware	07											
Dist. of Col.	08											
Florida	09	X			X	X	X					
Georgia	10											
Hawaii	52											
Idaho	11											
Illinois	12											
Indiana	13											
Iowa	14											
Kansas	15											
Kentucky	16											
Louisiana	17											
Maine	18											
Maryland	19											
Massachusetts	20											
Michigan	21											
Minnesota	22											
Mississippi	23											
Missouri	24											
Montana	25											
Nebraska	26											
Nevada	27											
New Hampshire	28											
New Jersey	29											
New Mexico	30											
New York	31											
North Carolina	32											
North Dakota	33											
Ohio	34											
Oklahoma	35											
Oregon	36											
Pennsylvania	37											
Puerto Rico	58											
Rhode Island	38											
South Carolina	39											
South Dakota	40											
Tennessee	41											
Texas	42											
Utah	43											
Vermont	44											
Virginia	45											
Washington	46											
West Virginia	47											
Wisconsin	48											
Wyoming	49											
Virgin Islands	60											
Guam	61											

☐ This service is available on a countrywide basis only. Check box to participate.

Participation Supplement (cont’d)

Agreement	This participant, as a Member, Subscriber, or Service Purchaser of insurance Services Office, Inc., agrees to abide by the provisions of the Participation Agreement executed by the participant.

Authorized Official	/s/ Ronald E. Chapman
Signature

Ronald E. Chapman
Name

COO
Title

rchapman@hcpi.com
E-mail Address

Group Name (if applicable)

Company(ies) for which all participation information on this form applies and for which signer is authorized to act

Home Office Address

145 NW Central Park Plaza #115
Street Address/P.O, Box

Port St. Lucie FL 34986
CIty/State/ZiP

772-204-9394
Telephone No.

Date	11/1/07

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